Exhibit 10.1

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (the “Amendment”) is made and entered into as of the fifth day of August, 2016 (the “Seventh Amendment Effective Date”), by and between MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and CAPELLA EDUCATION COMPANY, a Minnesota corporation (“Tenant”).

Recitals and Preliminary Statement of Facts:

A. Landlord (as successor in interest to 601 Second Avenue Limited Partnership) and Tenant are parties to that certain Office Lease dated February 23, 2004 (the “Original Lease”), which Original Lease was amended by instruments dated May 16, 2006 (the “First Amendment”), March 17, 2008 (the “Second Amendment”), June 10, 2009 (the “Third Amendment”), June 25, 2010 (the “Fourth Amendment”), August 29, 2011 (the “Fifth Amendment”), and March 24, 2014 (the “Sixth Amendment”, and all of the foregoing instruments hereinafter collectively, the “Lease”). Pursuant to the Lease, Tenant currently leases from Landlord approximately 371,225 square feet of Rentable Area of office space (the “Current Premises”) within the project commonly known as 225 South Sixth, located at 225 South Sixth Street and 650 Third Avenue South, Minneapolis, Minnesota.

B. Tenant desires to surrender to Landlord the portion of the Current Premises located on the 10th and 15th floors of the Project (as defined in the Lease) (such surrendered portion of the Current Premises, is depicted on Exhibit A attached to this Amendment and defined as the “2017 Reduction Space”). The Current Premises less the 2017 Reduction Space is 307,094 square feet of Rentable Area and is referred to herein as the “2017 Remaining Premises”, and which consists of the 4th through 9th floors, inclusive, of the Tower, and the 5th through 9th floors, inclusive, of the Building; the 2017 Remaining Premises, as may be expanded or contracted following the Reduction Effective Date, is sometimes referred to herein as the “Premises”. Landlord is willing to accept such surrender on the following terms and conditions.

C. The Lease by its terms will expire on October 31, 2018, and the parties desire to extend the Term of the Lease with respect to the 2017 Remaining Premises and to otherwise amend the Lease on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Covenants:

1. Reduction. Tenant shall vacate the 2017 Reduction Space in accordance with the terms of the Lease on or before October 31, 2017 (the “Reduction Effective Date”), and Tenant shall fully comply with all obligations under the Lease respecting the 2017 Reduction Space up to the Reduction Effective Date, and completely vacate and surrender the 2017 Reduction Space to Landlord in accordance with the terms of the Lease, subject to the remaining provisions of this

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Section 1. Without limitation, Tenant shall leave the 2017 Reduction Space in a broom-clean condition and free of all movable furniture, fixtures, equipment, and other personal property, including all data and telecommunications cabling that was installed by or on behalf of Tenant. However, notwithstanding anything to the contrary set forth in the Lease or the foregoing sentence, Tenant’s obligation with respect to surrender of the 15th floor portion of the 2017 Reduction Space shall be in accordance with Exhibit B attached hereto, and any designated items must be removed by Tenant in the manner prescribed under the Lease with respect to Tenant’s surrender obligations. Effective as of the Reduction Effective Date the 2017 Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the 2017 Reduction Space, and the “Premises”, as defined in the Lease, shall be deemed to mean the 2017 Remaining Premises. If Tenant shall holdover in the 2017 Reduction Space beyond the day immediately preceding the Reduction Effective Date, including, without limitation, Tenant’s failure to surrender the same in the condition required under the Lease, as expressly modified by this Amendment, Tenant shall be liable for Base Rent, Tenant’s Additional Rent and other charges respecting the 2017 Reduction Space in accordance with the hold over provisions of the Lease.

2. Extension of Lease Term. With respect to the 2017 Remaining Premises, only, the Term of the Lease is hereby extended for a period of ten (10) years beginning on November 1, 2018, and ending on October 31, 2028 (the “Third Extension Term”). Any reference to “Term” in the Lease, and any reference to “Term” in this Amendment or in any Exhibit hereto, shall mean the term of the Lease as extended by the Third Extension Term, and as the Lease may be further extended or renewed pursuant to Section 7 below.

3. “As Is” Condition. Tenant acknowledges that it is in possession of the 2017 Remaining Premises and agrees to accept the same in its “as is” condition. Tenant further acknowledges that Landlord shall not be obligated to make any improvements to any of the 2017 Remaining Premises and that Tenant shall not be entitled to any construction, build-out or other allowance with respect thereto, except as otherwise expressly provided in this Amendment. Notwithstanding the foregoing, Landlord, at Landlord’s sole cost and expense, on a schedule and during hours mutually agreed to between Landlord and Tenant, but in any event outside of general business hours, shall provide and install a new Project standard LED tenant lighting package substantially in accordance with the specifications attached to this Amendment as Exhibit C (the “Upgraded Lighting”) within twelve (12) months following the Seventh Amendment Effective Date (the “Target Upgrade Date”). Landlord and Tenant agree to cooperate with each other in order to enable the installation of the Upgraded Lighting to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Upgraded Lighting or inconvenience suffered by Tenant during the installation of the Upgraded Lighting shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Base Rent, Tenant’s Additional Rent, or other sums payable under the Lease; provided, however, that if Landlord does not substantially complete the Upgraded Lighting by the Target Upgrade Date, so long as such failure is not a result of force majeure or Tenant delay, and provided that Tenant has reasonably cooperated with Landlord in connection with providing access to the Premises outside of general business hours for the purpose of performing the Upgraded Lighting and in

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determining the layout and other specifications of the Upgraded Lighting not otherwise set forth on Exhibit C (the “Lighting Specifications”), Tenant, subject to the alterations provisions of the Lease and Landlord’s express written approval of the Lighting Specifications, shall have the right to complete such installation, or to install, the Upgraded Lighting per the specifications of Exhibit C and the Lighting Specifications, in which case Landlord shall reimburse Tenant for its actual out-of-pocket expenditures within thirty (30) days of presentation of invoice detailing the costs incurred by Tenant.

4. Allowance. To help defray the costs of improvements Tenant desires to make to the 2017 Remaining Premises (the “2017 Remaining Premises Improvements”), Landlord agrees to make available to Tenant an allowance in an amount equal to $11,258,000.00 (i.e., $36.66 per square foot of Rentable Area of the 2017 Remaining Premises) (the “Improvement Allowance”). The Improvement Allowance shall be payable on account of costs incurred in designing and constructing the 2017 Remaining Premises Improvements. Landlord shall pay the Improvement Allowance to Tenant with Landlord’s execution and delivery to Tenant of this Amendment. However, in lieu thereof Tenant may elect to receive the Improvement Allowance on a monthly basis all in accordance with customary construction disbursement procedures and documentation as required by title insurance companies and institutional construction lenders, in a manner in keeping with the allowance disbursements made pursuant to Part VII of the Work Letter attached as Exhibit D to the Original Lease. In either event, Landlord shall be permitted to offset against the Improvement Allowance any amounts past due to Landlord by Tenant under the Lease. If the actual costs of the 2017 Remaining Premises Improvements exceed the amount of the Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. Landlord’s obligation to make the Improvement Allowance available to Tenant shall expire with respect to any portion of the Improvement Allowance that is not used by Tenant on or before December 31, 2018; provided, however, that if the cost of the 2017 Remaining Premises Improvements is less than the Improvement Allowance, or if Tenant elects not to perform any 2017 Remaining Premises Improvements, then so long as Tenant is not then in default of its obligations under the Lease, Tenant, by written notice to Landlord made no later than such date, may request that any portion of the Improvement Allowance that is unutilized be applied as a credit against the next installments of Rent due under the Lease, or be paid over to Tenant. Landlord shall be permitted to offset against the Improvement Allowance any amounts past due to Landlord by Tenant under the Lease. Any 2017 Remaining Premises Improvements that Tenant elects to make shall be completed in accordance with Sections 9 and 10 of the Second Amendment and the remainder of the Lease, except that Ted Campbell is hereby designated as Landlord’s Designated Representative and Tenant’s Facilities Manager is hereby designated as Tenant’s Designated Representative. Without limiting Tenant’s right to seek approval of other contractors, Landlord acknowledges and agrees that as of the Seventh Amendment Effective Date Greiner, RJM, and Gardner Builders are all approved as general contractors, and Leo A. Daly is approved for the design work relating to the 2017 Remaining Premises Improvements. If Tenant does not elect to defer its receipt of the Improvement Allowance (i.e., if a lump sum payment of the Improvement Allowance is delivered to Tenant with Landlord’s execution and delivery of this Amendment), Tenant may utilize the Improvement Allowance for any purpose whatsoever, and need not provide Landlord with any accounting of its use of the Improvement Allowance.

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5. Base Rent. During the Third Extension Term, Tenant shall pay as monthly “Base Rent” for the 2017 Remaining Premises one-twelfth of the product of:

(a) Fourteen and 20/100 Dollars ($14.20) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2018, and ending on October 31, 2021;

(b) Fourteen and 63/100 Dollars ($14.63) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2021, and ending on October 31, 2023;

(c) Fifteen and 06/100 Dollars ($15.06) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2023, and ending on October 31, 2024;

(d) Fifteen and 52/100 Dollars ($15.52) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2024, and ending on October 31, 2025;

(e) Fifteen and 98/100 Dollars ($15.98) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2025, and ending on October 31, 2026;

(f) Sixteen and 46/100 Dollars ($16.46) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2026, and ending on October 31, 2027; and

(g) Sixteen and 96/100 Dollars ($16.96) times the number of square feet of the Rentable Area of the 2017 Remaining Premises for the period beginning on November 1, 2027, and ending on October 31, 2028.

6. Tenant’s Additional Rent. Tenant shall remain obligated to pay Tenant’s Additional Rent for the 2017 Remaining Premises (and only the 2017 Remaining Premises, together with any additional space demised to Tenant under the Lease during the Third Extension Term, but expressly excluding the 2017 Reduction Space [subject to the last sentence of Section 1 above]) throughout the Third Extension Term in accordance with the provisions of Section 7 of the Original Lease; provided, however, that as of the Seventh Amendment Effective Date subsection 7.2 thereof shall be revised to add the following to the list of out of pocket expenses excluded from Operating Costs (unless offset by a corresponding credit):

“(xxiv)	costs of tenant appreciation parties, common area music, and other entertainment amenities provided in the Project.”

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7. Extension Options.

7.1 Subject to the provisions of this Section 7, Tenant is hereby granted the option to further extend the Term of the Lease (the “Extension Options”) as to all (but not part) of the Premises for two (2) periods of five (5) years each (respectively, the “Fourth Extension Term” and the “Fifth Extension Term,” individually an “Extension Term” and collectively, the “Extension Terms”).

7.2 Each Extension Term shall commence at the expiration of the then present Term of the Lease.

7.3 Not earlier than eighteen (18) months and not later than fifteen (15) months prior to the expiration of the Third Extension Term, Landlord shall notify Tenant in writing as to Landlord’s reasonable estimate of the Market Base Rental Rate for the Premises during the last two and one half years of the Fourth Extension Term (the “Fourth Extension Term Rate Notice”). Not earlier than eighteen (18) months and not later than fifteen (15) months prior to the expiration of the Fourth Extension Term, Landlord shall notify Tenant in writing as to Landlord’s reasonable estimate of the Market Base Rental Rate for the Premises during the Fifth Extension Term (the “Fifth Extension Term Rate Notice”).

7.4 If Tenant desires to exercise an Extension Option, Tenant must give Landlord written notice of such exercise (“Tenant’s Exercise Notice”):

(a) in the case of the Extension Option for the Fourth Extension Term, no later than the later of (i) fifteen (15) months prior to the expiration of the Third Extension Term, and (ii) thirty (30) days after Tenant’s receipt of the Fourth Extension Term Rate Notice described in subsection 7.3 above; and

(b) in the case of the Extension Option for the Fifth Extension Term, no later than the later of (i) fifteen (15) months prior to the expiration of the Fourth Extension Term, and (ii) thirty (30) days after Tenant’s receipt of the Fifth Extension Term Rate Notice described in subsection 7.3 above.

Tenant’s Exercise Notice for either the Fourth Extension Term or the Fifth Extension Term shall be subject to rescission as provided in subsection 7.10 below. Time is of the essence and timely notice is an express condition to the valid exercise of each Extension Option.

7.5 The extension of the Lease pursuant to the exercise of the Extension Option for the Fourth Extension Term shall be upon the same terms and conditions of the Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) the monthly Base Rent for the Premises shall be equal to one-twelfth of the product of:

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(i) 104% of the Blended Annual Base Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2028, and ending on October 31, 2029 (the “First Year Base Rent”);

(ii) 104% of the First Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2029, and ending on October 31, 2030 (the “Second Year Base Rent”);

(iii) 104% of the Second Year Base Rent (as defined above) times the number of square feet of the Rentable Area of the Premises for the period beginning on November 1, 2030, and ending on April 30, 2031; and

(iv) an amount equal to ninety five percent (95%) of the annual Market Base Rental Rate (as defined below) times the number of square feet of the Rentable Area of the Premises for the period beginning on May 1, 2031, and ending on October 31, 2033; and

(b) Landlord shall make available to Tenant an improvement allowance of up to Seven Dollars ($7.00) per square foot of the Rentable Area of the Premises (the “Fourth Extension Term Improvement Allowance”) to pay for those costs which Tenant incurs in making improvements to the Premises on or before October 31, 2030 (the “Fourth Extension Term Improvements”). Landlord shall disburse the Fourth Extension Term Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw requests, with supporting invoices for actual costs incurred and lien waivers from all contractors and subcontractors delivered one month in arrears; it being agreed, however, that Landlord shall not be required to disburse any portion of the Fourth Extension Term Improvement Allowance if Tenant is then in default of its obligations under the Lease. If the actual cost of the Fourth Extension Term Improvements exceeds the amount of the Fourth Extension Term Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If Tenant has not submitted requisitions covering all of the Fourth Extension Term Improvement Allowance on or before October 31, 2030, then any unused portion of the Fourth Extension Term Improvement Allowance shall be retained by Landlord, except that Landlord shall, at Tenant’s request, credit up to but not more than $5.00 per square foot of the Fourth Extension Term Improvement Allowance against the Rent next coming due under the Lease. Landlord shall be permitted to offset against the Fourth Extension Term Improvement Allowance any amounts past due to Landlord by Tenant under the Lease.

(c) The Fourth Extension Term Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the Fourth Extension Term Improvement Allowance shall be owned by Landlord; and

(d) If Landlord fails to pay any portion of the Fourth Extension Term Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable

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amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

For purposes of determining the Base Rent during the first two and one half years of the Fourth Extension Term, the “Blended Annual Base Rate” means the weighted average of the Base Rent paid for all of the Premises on a per square foot basis as of October 31, 2028.

7.6 The renewal of the Lease pursuant to the exercise of the Extension Option for the Fifth Extension Term shall be upon the same terms and conditions of the Lease (including, without limitation, Tenant’s obligation to pay Tenant’s Additional Rent), except:

(a) the Base Rent for the Premises during the Fifth Extension Term shall be equal to ninety five percent (95%) of the Market Base Rental Rate for the Fifth Extension Term as of the commencement of the Fifth Extension Term;

(b) Tenant shall have no option to renew the Lease beyond the Fifth Extension Term provided for herein; and

(c) the leasehold improvements will be provided in their then-existing condition (on an “as is” basis) at the time the Fifth Extension Term commences and Tenant shall not be entitled to any leasehold, build-out or other improvement allowance.

7.7 Tenant shall have no right to exercise either Extension Option if Capella Education Company has assigned the Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in subsection 10.7 of the Original Lease [as may have been previously amended]) or subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer.

7.8 If Tenant fails to duly and timely exercise the Extension Option for the Fourth Extension Term, Tenant’s Extension Option for the Fifth Extension Term shall thereupon automatically terminate and expire.

7.9 Tenant shall not have the right to exercise an Extension Option if an Event of Default exists under the Lease on the date Tenant’s notice is sent under subsection 7.4 above, and if, at any time thereafter until the commencement of the applicable Extension Term, an Event of Default exists under the Lease, Landlord shall, in addition to any other rights which Landlord may have under the Lease, have the right to terminate the Lease effective as of the scheduled expiration date of the then current Term of the Lease and prior to the commencement of the applicable Extension Term.

7.10 For the purpose of this Section 7 and Section 10 below, the term “Market Base Rental Rate” shall mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms

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and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including, without limitation, the condition of the space; provided that with respect to this Section 7, only, market rate improvement allowance shall be deemed to be the Fourth Extension Term Allowance. During the sixty (60) day period (the “Negotiation Period”) commencing on (A) the later of (i) the date that is fifteen (15) months prior to the expiration of the Third Extension Term, or (ii) the date of Landlord’s delivery to Tenant of the Fourth Extension Term Rate Notice with respect to the Fourth Extension Term, or (B) the later of (i) the date that is fifteen (15) months prior to the expiration of the Fourth Extension Term, or (ii) the date of Landlord’s delivery to Tenant of the Fifth Extension Term Rate Notice with respect to the Fifth Extension Term, Landlord and Tenant shall each be available to meet with the other on a regular basis to determine whether they can agree on the Market Base Rental Rate for the Premises for the applicable Extension Term. If they fail to reach agreement, Tenant may, by written notice to Landlord given at any time prior to the date that is twenty (20) days after the last day of the Negotiation Period (a) elect to rescind the Tenant’s Exercise Notice theretofore given by Tenant with respect to the applicable Extension Term, in which case the rights of Landlord and Tenant under the Lease shall continue just as though Tenant’s Exercise Notice had never been given and the Term of the Lease shall expire at the end of the then current Term of the Lease; or (b) elect to have the Market Base Rental Rate for the applicable Extension Term determined by arbitration in accordance with subsection 7.11 below; if within said twenty (20) day period Tenant does not in writing elect option (b), Tenant will be conclusively deemed to have elected option (a).

7.11 If Tenant and Landlord cannot agree to the Market Base Rental Rate for the last two and one half years of the Fourth Extension Term or the Market Base Rental Rate for the Fifth Extension Term, or pursuant to the provisions of subsection 10.7 below (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), and if such rate is to be determined by arbitration in accordance with this subsection 7.11, the following procedures shall apply:

The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with first-class office buildings in the Minneapolis-St. Paul metropolitan area, each of whom shall be a Member of the Appraisal Institute with the designation of “MAI.” Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the twenty (20) day period provided above, then upon two (2) business days’ notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate, each party will be entitled to present to the arbitrators evidence concerning the Market Base Rental Rate at a hearing scheduled not earlier than thirty (30) and not later than sixty (60)

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days after the final arbitrator has been selected, and each arbitrator shall submit his or her determination in a sealed envelope by the twentieth (20th) day following the date of such hearing, and any determination not submitted by such time shall be disregarded. The parties shall meet on said twentieth (20th) day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

(a) If neither the highest or lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

(b) If clause (a) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in the Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

8. Early Termination Option. Tenant shall have the one time right (the “Early Termination Option”) to terminate the Term of the Lease effective on October 31, 2025 (the “Early Termination Date”). Tenant must exercise the Early Termination Option, if at all, by delivering a written notice of exercise of the Early Termination Option (a “Termination Notice”) to Landlord not later than October 31, 2024, and with such Termination Notice Tenant must pay to Landlord in immediately available good funds an “Early Termination Fee” in an amount equal to the sum of (i) the unamortized portion of all brokerage fees and legal costs payable by Landlord through the Early Termination Date in connection with this Amendment, together with five percent (5%) interest, amortized over the Third Extension Term, plus (ii) six (6) months of Base Rent and Tenant’s Additional Rent for the Premises (based upon the amounts which Tenant would have been obligated to pay Landlord for the six (6) month period following the Early Termination Date), which sum the parties stipulate to be $7,241,000.00 (provided that if Tenant exercises its Contraction Option, as set forth in Section 9 below, such amount shall be reduced to $6,548,000.00), based upon Tenant’s current Additional Rent plus a 3% annual inflation escalator, and Tenant shall continue to pay all rentals and other charges under the Lease and comply with each and every term and provision hereof accruing through the Early Termination Date (and all such obligations accruing through the Early Termination Date shall survive such termination, including but not limited to, any rentals or other charges not yet determined or billed prior to the Early Termination Date). Notwithstanding the foregoing, the parties acknowledge and agree that the Early Termination Fee shall be increased in accordance with the criteria set forth in subparts (i) and (ii) above with regard to any additional space leased by Tenant after the date of this Amendment that is subject to early termination hereunder, except

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as to subpart (i) the amortization period shall be over the term of any such additional space. As of the Early Termination Date Tenant shall completely vacate and surrender the Premises to Landlord in accordance with the terms of the Lease, subject to the remaining provisions of this Section 8. Without limitation, Tenant shall leave the Premises in a broom-clean condition and free of all movable furniture, fixtures, equipment, and other personal property, including all data and telecommunications cabling, and must (i) repair any damage to the Premises caused by Tenant’s removal of its personal property therefrom, (ii) repair any damage to Building systems or structures caused in connection with Tenant’s use or occupancy of the Premises, (iii) remove all hazardous materials and substances, if any, brought onto the Premises by Tenant, its employees, agents, contractors, or invitees, and (iv) remove all data and telecommunications cabling that was installed by or on behalf of Tenant back to the point of entry into the Premises. Subject to Tenant’s compliance with the foregoing, if Tenant timely and properly exercises its Early Termination Option, then effective as of the Early Termination Date the Lease shall be deemed to have expired by its terms. If Tenant shall holdover in the Premises beyond the Early Termination Date, Tenant shall be liable for Base Rent, Tenant’s Additional Rent and other charges in accordance with the hold over provisions of the Lease for such period of holdover. If Tenant, subsequent to providing Landlord with a Termination Notice, defaults in any of the provisions of the Lease beyond any applicable notice and cure period (including, without limitation, a failure to pay the Early Termination Fee), Landlord, at its option, may (i) declare Tenant’s exercise of the Early Termination Option to be null and void, and any Termination Fee paid to Landlord shall be returned to Tenant, after first applying such Termination Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Early Termination Option, in which case Tenant shall remain liable for the payment of the Termination Fee and for all Base Rent, Tenant’s Additional Rent and other sums due under the Lease up to and including the Early Termination Date even though billings for such may occur subsequent to the Earl Termination Date. As of the date Tenant provides Landlord with a Termination Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first or second refusal, rights of first or second offer, or other similar rights), and any outstanding tenant improvement allowance or other contribution not claimed and properly utilized by Tenant in accordance with the Lease as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect. It shall be a condition to Tenant’s right to exercise the Early Termination Option that, as of the date of Tenant’s exercise notice, Tenant is not in default under the Lease beyond any applicable notice and cure period, and neither the Lease nor Tenant’s right of possession shall have been terminated and the Lease shall then be in full force and effect.

9. Contraction Option. During the Third Extension Term Tenant shall have the one time right (the “Contraction Option”) to contract the Premises by the approximately 29,394 square feet of Rentable Area portion thereof located on the 4th floor of the Tower (identified in the Fourth Amendment as the Fourth Floor Expansion Space and herein as the “Contraction Space” and depicted on Exhibit D attached hereto) effective on November 1, 2023 (the “Contraction Date”). Tenant must exercise the Contraction Option, if at all, by delivering a written notice of exercise of the Contraction Option to Landlord not later than October 31, 2022, and including with such notice payment to Landlord in immediately available good funds of the “Contraction Fee” in an amount equal to the sum of (i) the unamortized portion of 9.57% of all brokerage fees and legal costs payable by Landlord through the Contraction Date in connection

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with this Amendment, together with five percent (5%) interest, amortized over the Third Extension Term, plus (ii) six (6) months of Base Rent and Tenant’s Additional Rent for the Contraction Space (based upon the amounts which Tenant would have been obligated to pay Landlord for the six (6) month period following the Contraction Date), which sum the parties stipulate to be $761,000.00, based upon Tenant’s current Additional Rent plus a 3% annual inflation escalator, and Tenant shall continue to pay all rentals and other charges under the Lease with respect to the Contraction Space and comply with each and every term and provision thereof accruing through the Contraction Date (and all such obligations accruing through the Contraction Date shall survive such termination, including but not limited to, any rentals or other charges not yet determined or billed prior to the Contraction Date). As of the date immediately preceding the Contraction Date Tenant shall completely vacate and surrender the Contraction Space to Landlord in accordance with the terms of the Lease, subject to the remaining provisions of this Section 9. Without limitation, Tenant shall leave the Contraction Space in a broom-clean condition and free of all movable furniture, fixtures, equipment, and other personal property, including all data and telecommunications cabling. However, notwithstanding anything to the contrary set forth in the Lease, Tenant shall have no obligation to remove from the Contraction Space any alterations previously approved by Landlord, but in all events Tenant must (i) repair any damage to the Contraction Space caused by Tenant’s removal of its personal property therefrom, (ii) repair any damage to Building systems or structures caused in connection with Tenant’s use or occupancy of the Contraction Space, subject to normal wear and tear, (iii) remove all hazardous materials and substances, if any, brought onto the Contraction Space by Tenant, its employees, agents, contractors, or invitees, and (iv) remove all data and telecommunications cabling that was installed by or on behalf of Tenant back to the point of entry into the Contraction Space. Subject to Tenant’s compliance with the foregoing, if Tenant timely and properly exercises its Contraction Option, then effective as of the Contraction Date the Contraction Space shall be deemed surrendered by Tenant to Landlord, and the Lease shall be deemed terminated with respect to the Contraction Space. If Tenant shall holdover in the Contraction Space beyond the day immediately preceding the Contraction Date, Tenant shall be liable for Base Rent, Tenant’s Additional Rent and other charges respecting the Contraction Space in accordance with the hold over provisions of the Lease for such period of holdover. It shall be a condition to Tenant’s right to exercise the Contraction Option that, as of the date of Tenant’s exercise notice and at any time thereafter up to the Contraction Date, Tenant is not in default under the Lease beyond any applicable notice and cure period, and neither the Lease nor Tenant’s right of possession shall have been terminated and the Lease shall then be in full force and effect.

10. Right of Offer.

10.1 As of the Seventh Amendment Effective Date, Tenant shall have the continuous right (“Right of Offer”) during the Term to elect to lease any Available Space (defined in subsection 10.2 below) on and subject to the terms and conditions set forth in this Section 10.

10.2 “Available Space” means (i) any space within the Building (i.e., expressly excluding the Tower) which is equal to or in excess of 10,000 square feet of Rentable Area; and (ii) any space within the Building or Tower that is located on a floor which is then contiguous to

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a floor of the Premises (which, for purposes of this Section 10, shall mean the 2017 Remaining Premises and any additional space added thereto pursuant to the provisions of the Lease as amended by this Amendment, and shall expressly exclude the 2017 Reduction Space notwithstanding that the Reduction Effective Date shall occur subsequent to the Seventh Amendment Effective Date), in either case upon the expiration of the rights of existing tenants to such space. Tenant’s Right of Offer is subject to (a) any existing rights in favor of other tenants, (b) any rights hereafter granted by Landlord prior to the Seventh Amendment Effective Date with respect to space on any floor that is not contiguous to the Premises at the time such rights are granted by Landlord, (c) any rights granted by Landlord with respect to space on any floor that is contiguous to the Premises which Landlord has offered to Tenant pursuant to this Section 10 but as to which Tenant has not exercised its Right of Offer hereunder, and (d) any rights granted to International Business Machines, Inc. (or its affiliate) prior to the date falling two hundred seventy (270) days after the Seventh Amendment Effective Date with regard to space on the 4th floor of the Building. The date following the expiration of all of such rights to lease any such space shall be deemed to be the date on which such space becomes available for lease pursuant to this Section 10.

10.3 Landlord shall use reasonable efforts to give notice to Tenant as and when Landlord anticipates that any Available Space will become available. Landlord shall state in each notice (an “Available Space Notice”) hereunder (i) the space available, (ii) the date Landlord anticipates that such space will be available for delivery, and (iii) Landlord’s reasonable estimate of the Market Base Rental Rate (defined in subsection 7.10 above) with respect to such space as of the commencement of the term for the leasing of such space. Landlord shall not give Tenant an Available Space Notice more than eighteen (18) months prior to the date on which Landlord anticipates that any space shall become available with respect to such space unless prior thereto Landlord has in good faith entered into substantive discussions with respect to leasing all or a significant portion of such space with a specific third party. If an Available Space Notice from Landlord identifies Available Space on more than one (1) floor or two (2) or more non-contiguous spaces on the same floor, Tenant may exercise its Right of Offer as to all of such spaces or on a floor-by-floor basis (when the Available Space is on more than one floor) and on a space-by-space basis (when the Available Space includes non-contiguous spaces on the same floor, or when the Available Space includes both space in the Building and space in the Tower).

10.4 Tenant may elect to lease all (but, except as provided in subsection 10.3 above, not less than all) of any individual Available Space by giving Landlord written notice of such election on or before the date that is thirty (30) days after Tenant’s receipt of the Available Space Notice given by Landlord with respect to such Available Space, which notice from Tenant shall specify the Available Space which Tenant desires to lease (if Tenant is entitled to lease less than all of such Available Space under subsection 10.3 above) and whether Tenant accepts Landlord’s reasonable estimate of the Market Base Rental Rate for such Available Space. If Tenant fails to respond within the time required, Tenant’s rights under this Section 10 with respect to such space shall automatically terminate, and Tenant shall have no further right under this Section 10 to lease such space unless (i) Landlord leases such space and such lease expires or is terminated, or (ii) Landlord fails to lease such space within two hundred seventy (270) days after the latest date that Tenant could have elected to lease such Available Space pursuant to this Right of Offer.

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10.5 Tenant may not elect to lease any Available Space under this Section 10 during the last eighteen (18) months of the Third Extension Term, unless Tenant has then exercised the Extension Option for the Fourth Extension Term, or during the last eighteen (18) months of the Fourth Extension Term, unless Tenant has then exercised the Extension Option for the Fifth Extension Term, all as provided under Section 7 above. For purposes of this Section 10, Available Space shall be deemed to have been “added to the Premises” on the Available Space Rent Commencement Date (defined in subsection 10.6 below).

10.6 Any space for which Tenant elects to exercise its Right of Offer under this Section 10 shall become part of the Premises, and except to the extent expressly provided to the contrary in this Section 10 (including without limitation, this subsection 10.6), shall be subject to the terms of the Lease applicable thereto, without modification, and the Term of the Lease shall commence for such Available Space on the earlier of (i) sixty (60) days after the date such space is delivered to Tenant in accordance with the requirements of the Lease, and (ii) the date on which Tenant takes occupancy of any portion of the Available Space for the conduct of its business (the “Available Space Rent Commencement Date”); provided that from and after the date on which possession of the Available Space is delivered to Tenant, the Available Space shall be part of the Premises for all purposes of the Lease other than Tenant’s obligation to pay Base Rent and Tenant’s Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of the Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant’s representatives, employees, agents, and contractors).

10.7 From and after an Available Space Rent Commencement Date Tenant shall be obligated to pay Base Rent for the applicable Available Space (the “Available Space Rent”) at the Market Base Rental Rate set forth in Landlord’s Available Space Notice; provided, however, that if pursuant to the provisions of subsection 10.4 above Tenant does not accept Landlord’s reasonable estimate as specified in Landlord’s Available Space Notice and if Landlord and Tenant cannot agree upon the determination of the Market Base Rental Rate within thirty (30) days after Landlord’s Available Space Notice is given, so long as Tenant nonetheless timely exercises its Right of Offer for the Available Space, the determination of the Market Base Rental Rate will be submitted to arbitration in accordance with subsection 7.11 above. If the arbitration has not been completed on the applicable Available Space Rent Commencement Date, Tenant will pay, in monthly installments (and in addition to and not in lieu of the Rent due with respect to the balance of the Premises), one-twelfth of Landlord’s reasonable determination of the Available Space Rent, plus Additional Rent for such Available Space. Upon determination of the Market Base Rental Rate by arbitration, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of the Available Space Rent from the applicable Available Space Rent Commencement Date until the determination of the Market Base Rental Rate by arbitration, together with interest accrued thereon during such period at a rate of interest equal to the Interest Rate. Commencing as of the later of the determination of such Market Base Rental Rate or the applicable Available Space Rent Commencement Date, and on the first day of each and every month thereafter, Tenant shall pay to Landlord in addition to the Rent then in effect with respect to the Premises (exclusive of such Available Space), an amount equal to one-twelfth (1/12th) of the per annum Available Space Rent, plus Additional Rent with respect to such Available Space.

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10.8 The term of the Lease for all Available Space shall expire upon the expiration of the Term for the 2017 Remaining Premises.

10.9 Tenant shall accept any Available Space or permitted portion thereof in its “as is” condition as of the applicable Available Space Rent Commencement Date; except that the Available Space shall be delivered in accordance with the Space Delivery Standards (defined in Section 2 of the Original Lease), and Landlord shall deliver such space broom clean, with all personal property removed.

10.10 Landlord shall promptly after any Available Space Rent Commencement Date prepare a declaration confirming the Available Space Rent Commencement Date and the Rentable Area of the Available Space. If the declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

10.11 This Section 10 shall in no event constitute a covenant or guarantee by Landlord that any Available Space will be available for lease by Tenant at any time.

10.12 Tenant shall have no right to exercise the Right of Offer if an Event of Default exists under the Lease at the time Landlord gives an Available Space Notice under subsection 10.3 above and, if at any time thereafter until the date Landlord is to deliver the Available Space in question to Tenant, an Event of Default exists under the Lease, Landlord shall, in addition to any other rights which Landlord may have under the Lease, have the right to terminate Tenant’s right to lease such Available Space by giving Tenant written notice of such termination.

10.13 If at the time Landlord would be required to provide Tenant with an Available Space Notice pursuant to subsection 10.3 above, Capella Education Company has assigned the Lease other than to an Affiliate or in connection with a Permitted Transfer, or Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer, then Landlord shall not be obligated to provide Tenant with notice of such Available Space and Tenant’s Right of Offer to lease such Available Space (if not already exercised and added to the Premises by Tenant) shall, upon the occurrence of any such event, automatically terminate and have no further force or effect.

10.14 Landlord shall not be liable for failure to give possession of any Available Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of the Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the Available Space on the date specified in Landlord’s Available Space Notice.

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11. Continuing Parking Rights. The parties hereto acknowledge and agree that as of the date of this Amendment Tenant has contracted for four (4) reserved and sixteen (16) non-reserved parking stalls in the Project (the “Current Stalls”) pursuant to the provisions of Exhibit H of the Original Lease as amended by Section 18 of the Second Amendment, and pursuant to the Parking Contracts entered into in connection therewith. Notwithstanding the reduction of the Premises as provided in the Lease, Tenant, as its sole parking rights under the Lease, shall be entitled to retain its rights with respect to the Current Stalls during the Term. Notwithstanding anything to the contrary set forth in said existing provisions or the Parking Contracts, the Current Stalls shall be leased at Landlord’s standard rate in effect from time to time per stall per month, plus applicable tax thereon.

12. Naming Rights. For so long as Tenant, its Affiliates and/or Successors are Directly Occupying (as defined in Section 36.1 of the Original Lease [as may have been previously amended]) at least 275,000 square feet of Rentable Area in the Project, Tenant shall have the exclusive right to retain the name of the Tower as (i) “Capella Tower,” or (ii) any other name which identifies Tenant (or an Affiliate of Tenant occupying significant space in the Project) that is selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld or delayed (the “Naming Right”). For so long as Tenant’s Naming Right is in effect, Tenant shall have the exclusive right, at Tenant’s expense, to maintain the existing monument sign with the name Capella Tower (together with any subsequent name thereon pursuant to the Naming Right) at the Sixth Street and Second Avenue entry way to the Project, subject to compliance with all applicable Legal Requirements. The Naming Right shall be personal to Capella Education Company and may not be assigned other than to an Affiliate or Successor. If, at any time, Tenant, its Affiliates and/or Successors are not Directly Occupying at least 275,000 square feet of Rentable Area in the Project or the Lease is terminated, then (i) Tenant’s Naming Right shall forever terminate and Landlord may change the name of the Tower, (ii) Landlord may remove, at Tenant’s expense, any Naming Right signage, and (iii) Landlord may grant rights to name the Tower to any third party. Nothing in this Section shall preclude Landlord from granting, and Landlord shall have the right, at any time and from time to time to grant naming rights with respect to the Building to any third party. Notwithstanding the foregoing, Tenant shall have the right after the expiration or termination of the Lease to require Landlord to remove the Capella name from the Tower (and to cease use of any name associated with Tenant, or any of its Affiliates, in connection with the Tower or the Project) at any time upon not less than ninety (90) days’ prior written notice provided that Tenant reimburses Landlord for all third-party costs incurred by Landlord in removing and replacing such signage as necessary. Further, and notwithstanding anything to the contrary in the Lease, for so long as Tenant, its Affiliates and/or Successors are Directly Occupying at least 100,000 square feet of Rentable Area in the Project, Landlord shall not grant the exclusive right to name the Tower or the Building to a Direct Competitor of Tenant or change the name of the Tower or the Building to reflect the name of a Direct Competitor of Tenant. Tenant’s rights under this Section 12 may not be assigned apart from the Lease. From and after the Seventh Amendment Effective Date, this Section 12 replaces and supersedes Section 36.2 of the Original Lease, as previously amended by Section 22 of the Second Amendment and by Section 4 of the Sixth Amendment.

13. Additional Project Amenities. Within twelve (12) months following the Seventh Amendment Effective Date, Landlord shall install new security turnstiles substantially in

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accordance with the specifications attached to this Amendment as Exhibit E in the elevator lobby directly serving Floors 4 through 9 of the Tower.

14. Acknowledgement. Tenant hereby acknowledges that, except as expressly set forth in this Amendment, Tenant now has no extension, renewal, expansion, contraction or early termination rights (except for rights to terminate based on damage, condemnation or Landlord’s default and except as set forth in Section 10.10 of the Original Lease) or rights of first offer or refusal with respect to the 2017 Remaining Premises or any other space in the Project (each, a “Modification Right”). Any provision in the Lease or in any Exhibits thereto that establishes or that might be interpreted to establish any other Modification Right is hereby deleted. Further, Tenant hereby acknowledges that except as expressly provided in Section 3 of this Amendment regarding the Upgraded Lighting and in Section 4 of this Amendment with respect to the Improvement Allowance, Tenant now has no allowance, contribution, or improvement rights under the Lease, and any provision in the Lease that might be interpreted to establish any of such rights is hereby deleted.

15. Brokers.

15.1 Landlord and Tenant each warrant and defend to the other that it has not dealt with any broker in connection with this Amendment other than TEGRA Group (“Tenant’s Broker”), on behalf of Tenant, and CBRE (“Landlord’s Broker”), on behalf of Landlord, and Landlord and Tenant each agrees to indemnify and save the other for its breach of this warranty and representation, which will survive the termination of the Term.

15.2 Landlord agrees to pay or cause to be paid to Tenant’s Broker a commission in an amount equal to $10.00 per square foot of Rentable Area of the 2017 Remaining Premises, with such commission being due and payable on the Seventh Amendment Effective Date. If the Term is extended for the Fourth Extension Term pursuant to Section 7 of this Amendment, Landlord agrees to pay to Tenant, or to a broker specified by Tenant to Landlord in writing as having represented Tenant in connection with such extension, a brokerage commission in the aggregate in an amount equal to $3.00 per square foot of Rentable Area of the Premises subject to such extension, such commission to be due and payable within thirty (30) days following the commencement of the Fourth Extension Term. If the Premises are increased by Offering Space pursuant to Section 10 of this Amendment, Landlord agrees to pay to Tenant, or to a broker specified by Tenant to Landlord in writing as having represented Tenant in connection with such expansion, a brokerage commission in the aggregate in an amount equal to the product of $0.065 per square foot of Rentable Area of the applicable Offering Space multiplied by the number of months remaining in the then-Term as of the commencement of the Term with respect to such Offering Space, such commission to be due and payable within thirty (30) days following the commencement of the Term with respect to such Offering Space. In connection with any such future extension and/or expansion commission due and owing pursuant to this subsection 15.2, Tenant shall indemnify and hold harmless Landlord from the claim or claims of any broker or brokers claiming to have represented Tenant in connection with such extension and/or expansion other than as expressly identified by Tenant to Landlord as aforesaid. In all events Landlord shall be responsible for all commissions due and payable to any broker or

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brokers representing Landlord in connection with this Amendment and any such future extension and/or expansion.

16. Counterparts. This Amendment may be executed in counterparts and it shall be sufficient that the signature of each party appear in one or more of such counterparts. Signatures on this Amendment which are transmitted by facsimile or e-mail shall be valid for all purposes. Any party, however, shall deliver an original signature for this Amendment to the other party upon request.

17. Reference. Except as otherwise provided above, the Lease is ratified and confirmed and remains in full force and effect. All references in the Lease and this Amendment to the “Lease” or this “Lease” shall mean the Lease as amended by this Amendment.

18. Recitals. Recitals A through C above are incorporated herein by reference.

19. Successors and Assigns. This Amendment shall be binding upon and be enforceable by Landlord and Tenant and their successors and permitted assigns.

20. SNDA. Landlord represents and warrants to Tenant that (a) Landlord owns fee simple title to the Project, subject to a Second Amended and Restated Mortgage with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of November 25, 2013; (b) the Mortgage is currently held by Wells Fargo Bank, National Association, as Administrative Agent (the “Mortgage Holder”); and (c) except for the Mortgage, the Landlord’s interest in the Project is not subject to any mortgages or monetary liens. Landlord agrees to obtain and deliver to Tenant a Subordination, Non-Disturbance and Attornment Agreement (the “Mortgage Holder SNDA”), in the form attached hereto as Exhibit F, or with such changes thereto as are approved by Tenant, executed and acknowledged by the Mortgage Holder. If the Mortgage Holder SNDA is executed on behalf of the Mortgage Holder, then the Mortgage Holder SNDA shall be accompanied by recordable evidence of the authority of such servicer or third party to so act for and bind the Mortgage Holder, which recordable evidence of authority shall be in form and substance acceptable to Tenant.

21. Amendment to Short Form Lease. Each of Landlord and Tenant agrees to execute and deliver to the other upon request an amendment to short form lease reflecting the terms of this Amendment in the form of Exhibit G attached hereto.

[the balance of this page intentionally left blank]

[signatures are set forth on the following two pages]

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IN WITNESS WHEREOF, Landlord has executed this Amendment to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC,
a Delaware limited liability company

By:

Name:

Title:

This is a signature page to the Seventh Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

IN WITNESS WHEREOF, Tenant has executed this Amendment to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY,
a Minnesota corporation

By:

Name:

Title:

This is a signature page to the Seventh Amendment to Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

EXHIBIT A

DEPICTION OF THE 2017 REDUCTION SPACE

Exhibit A – Page 1

EXHIBIT B

SURRENDER OBLIGATIONS WITH RESPECT TO

15TH FLOOR PORTION OF 2017 REDUCTION SPACE

DATA CENTER PUMP/INTAKE ROOM (outside main data center)

Capella will not remove anything from this space. All pumps, HVAC systems, and other related-systems will remain in place and in operation.

DATA CENTER LAB AREA:

Capella will remove the following items:

•	Ceiling sound masking devices

•	Free standing furniture (tables/chairs)

•	Large White Board (1)

•	Network Racks (2)

•	Security Cameras (1)

•	Shelving Units (21)

•	Storage Cabinets (2)

•	Telephones (2)

•	Wireless Hardware (1)

•	Cubicle Furniture

•	Network/phone cabling installed by Capella University

•	Power Cables that supply power to network racks

•	Fire extinguishers rated specifically for Data Center applications

The following items will remain:

•	Electrical Panels (including GDLP-15)

•	Entry doors

•	Fire suppression systems (sensors, sprinklers, etc.)

•	Floor panels and structure (including hand rails)

•	Generator panels and related hardware

•	IFD System

•	Interior Safety Walls (and doors)

•	Key card access devices and controls

•	Lighting and Ceiling Panels

•	Mechanical pumps and control panels

•	NSS-320 Fire Suppression System (panel and all associated hardware/devices)

•	Water Detection Systems (panel and equipment)

•	Ceiling Heat pumps (2)

Exhibit B – Page 1

MAIN DATA CENTER:

Capella will remove the following items:

•	Ceiling sound masking devices

•	Free standing furniture (tables/chairs)

•	Laptop Cart

•	Security Cameras (4)

•	Server racks (43)

•	Shelving Units (5)

•	Sound masking hardware and cabinets (2)

•	Storage Cabinets (2)

•	Telephones (1)

•	Toolbox and tools

•	Wireless Hardware (2) CenturyLink GeoMax Cabinet (1)

•	Network/phone cabling installed by Capella University

•	Power Cables that supply power to network racks

•	Server Racks (NetApp) (11)

•	Zone Cooling Panels and doors (including ceiling frame)

The following items will remain:

•	Electrical Panels (including DHP-15-A)

•	Entry doors

•	Fire suppression systems (sensors, sprinklers, etc.)

•	Floor panels and structure (including hand rails)

•	IFD System

•	Interior Safety Walls (and doors)

•	Key card access devices and controls

•	Liebert Honeywell IACD

•	Lighting and Ceiling Panels

•	NSS-320 Fire Suppression Systems (FM200)

•	Water Detection Systems

•	Liebert HVAC Units (all plumbing and electrical):

•	MCU-1

•	MCU-2

•	MCU-3

•	MCU-4

Exhibit B – Page 2

•	Power Distribution Units:

•	PDU-15-0

•	PDU-15-1

•	PDU-15-3

•	PDU-15-4

•	PDU-15-5

•	PDU-15-6

•	PDU-15-7

•	PDU-15-8

•	Battery Cabinets w/batteries:

•	UPS-1-BATTERY CABINET

•	UPS-1-DISTRIBUTION

•	UPS-2 –BATTERY CABINET 1

•	UPS-2-BATTERY CABINET 2

•	UPS-2-DISTRIBUTION

•	UPS Main Units:

•	UPS-1

•	UPS-2

Exhibit B – Page 3

EXHIBIT C

UPGRADED LIGHTING SPECIFICATIONS

Exhibit C – Page 1

Exhibit C – Page 2

Exhibit C – Page 3

Exhibit C – Page 4

Exhibit C – Page 5

Exhibit C – Page 6

Exhibit C – Page 7

Exhibit C – Page 8

Exhibit C – Page 9

Exhibit C – Page 10

EXHIBIT D

CONTRACTION SPACE

Exhibit D – Page 1

EXHIBIT E

SECURITY TURNSTILES SPECIFICATIONS

Exhibit E – Page 1

EXHIBIT F

FORM OF MORTGAGE HOLDER SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION (“Administrative Agent”),

as Administrative Agent

for

certain Lenders who are parties or become parties

to the Loan Agreement described below

(collectively, “Lenders”)

- and -

CAPELLA EDUCATION COMPANY

(“Tenant”)

- and -

MINNEAPOLIS 225 HOLDINGS, LLC

(“Landlord”)

Dated:                                 , 2016

Location: 225 South Sixth Street, Minneapolis, Minnesota

THIS INSTRUMENT WAS DRAFTED BY:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, MN 55402

Exhibit F – Page 1

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is entered into effective as of                     , 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”) for certain Lenders (as defined below), whose address is 1750 H Street, N.W., Suite 400, Washington, D.C. 20006, Attention Loan Administration Manager, CAPELLA EDUCATION COMPANY, a Minnesota corporation (“Tenant”), and MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company, having an address at 225 South Sixth Street, Suite 2590, Minneapolis, Minnesota 55402 (“Landlord”).

RECITALS:

A. 601 Second Avenue Limited Partnership (“Original Landlord”), as Landlord, and Capella Education Company, as Tenant, entered into an Office Lease dated February 23, 2004 (the “Original Lease”), which was amended by a First Amendment to Lease dated May 16, 2006, a Second Amendment to Lease dated March 17, 2008, a Third Amendment to Lease dated June 10, 2009, a Fourth Amendment to Lease dated June 25, 2010, a Fifth Amendment to Lease dated August 29, 2011, a Sixth Amendment to Lease dated March, 24 2014, and a Seventh Amendment to Lease dated                     , 2016 (as so amended, the “Lease”) relating to certain premises (as may be modified from time to time, the “Premises”) situated in the office project which is now commonly known as Capella Tower, 225 South Sixth in Minneapolis, Minnesota, and which is located on the real property that is legally described on Exhibit A attached hereto (the “Property”). The Lease is evidenced by a Memorandum of Lease dated March 10, 2004 and recorded on March 26, 2004 as Document No. 3938420 in the Office of the Registrar of Titles of Hennepin County, Minnesota, which was amended by that certain First Amendment to Memorandum of Lease dated March 17, 2008 and recorded on April 7, 2008 as Document No. 4485084 in the Office of the Registrar of Titles of Hennepin County, Minnesota, by a Second Amendment to Memorandum of Lease dated June 25, 2010, by a Third Amendment to Memorandum of Lease dated as of August 29, 2011 and recorded on August 29, 2011 as Document No. T4881750 in the Office of the Registrar of Titles of Hennepin County, Minnesota, and by a Fourth Amendment to Memorandum of Lease dated as of                     , 2016 and to be recorded on or about the date hereof in the Office of the Registrar of Titles of Hennepin County, Minnesota.

B. Landlord purchased the Property from Original Landlord on August 17, 2006.

C. Pursuant to that certain Third Amended and Restated Credit Agreement dated as of November 25, 2013 (as the same may be amended, supplemented, replaced, restated or otherwise modified from time to time, the “Loan Agreement”) among Landlord, Administrative Agent, and the financial institutions who may become party to the Loan Agreement from time to time pursuant to the terms thereof (collectively, the “Lenders”), Landlord has obtained a loan from Lenders (as the same may be renewed, extended or replaced from time to time, the “Loan”) to be evidenced by certain Promissory Notes and to be secured by an Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, Security Agreement and Fixture Filing covering the Property (as amended, supplemented, replaced, restated or otherwise modified from time to time, the “Mortgage”).

Exhibit F – Page 2

D. In connection with the Loan, Landlord, Tenant and Administrative Agent, in its capacity as Administrative Agent under the Loan Agreement, are executing this Agreement to confirm their understanding with respect to the Lease and the Mortgage.

AGREEMENT:

For good and valuable consideration, Tenant, Administrative Agent and Landlord agree as follows:

1. Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the terms, covenants and provisions of the Mortgage and to the lien thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Mortgage had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. If any action or proceeding is commenced by Administrative Agent for the foreclosure of the Mortgage or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the Premises demised thereunder, and the sale of the Property in any such action or proceeding and the exercise by Administrative Agent of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease, provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (a) the Lease shall be in full force and effect, and (b) Tenant shall not be in default (after any applicable notice and cure period) of any of the terms, covenants or conditions of the Lease or of this Agreement on Tenant’s part to be observed or performed.

3. Attornment. If Administrative Agent or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Mortgage (Administrative Agent or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (a) liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any conditions of a continuing nature that (i) existed as of the date Purchaser became the owner of the Property and (ii) violate Purchaser’s obligations as landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and shall have had a reasonable opportunity to

Exhibit F – Page 3

cure the same, all pursuant to the terms and conditions of the Lease, (b) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except to the extent that such offsets are otherwise expressly provided for under the Lease or were used to fund any Improvement Allowance under the Lease including interest thereon or to fund the repairs, maintenance or other actions which would otherwise be an obligation of Purchaser upon its acquisition of the Property, (c) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser, (d) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Administrative Agent or Purchaser, (e) bound by any agreement terminating or amending or modifying the rent, term, commencement date or other material term of the Lease (except for Amendments to the Lease which are executed to memorialize rights granted in the Lease), or any voluntary surrender of the Premises demised under the Lease, made without Administrative Agent’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Landlord’s interest, (f) bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than if pursuant to the provisions of the Lease, or (g) required to restore, repair or rebuild the Premises in the event of condemnation. In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Property and shall in no event exceed such interest. Alternatively, upon the written request of Administrative Agent or its successors or assigns, Tenant shall enter into a new lease of the Premises with Administrative Agent or such successor or assign for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease (including, without limitation, any extension rights), except as otherwise specifically provided in this Agreement.

4. Notice to Tenant. After notice is given to Tenant by Administrative Agent that (a) the Landlord is in default under the Mortgage, (b) Administrative Agent has exercised its right under the assignment of leases and rents executed and delivered by Landlord to Administrative Agent in connection with the Mortgage (the “Assignment of Leases”), and has revoked the license granted to Landlord to collect rentals and monies due under the Lease, and (c) the rentals under the Lease should be paid to Administrative Agent pursuant to the terms of the Assignment of Leases, Tenant shall thereafter pay to Administrative Agent or as directed by the Administrative Agent, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Administrative Agent and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments.

5. Administrative Agent’s Consent. None of the following shall be binding upon Administrative Agent or Lenders without such action being taken with Administrative Agent’s prior consent: (a) any agreement amending, modifying or terminating the Lease (except for amendments to the Lease which are executed to memorialize rights granted in the Lease), (b) prepayment by Tenant of any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) except as expressly permitted under the Lease, Tenant’s voluntarily surrender of the Premises demised under the Lease,

Exhibit F – Page 4

termination of the Lease, or shortening of the term thereof, or (d) assignment of the Lease or sublease of the premises demised under the Lease or any part thereof other than as permitted by and pursuant to the provisions of the Lease.

6. Notice to Administrative Agent and Right to Cure. Notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Administrative Agent shall have received notice of default giving rise to such cancellation or abatement and (i) in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice, or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, neither Administrative Agent nor Lenders shall have any obligation to cure any such default.

7. Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Landlord:	Minneapolis 225 Holdings, LLC
c/o Ryan Companies U.S., Inc.
225 South Sixth Street, Suite 1730
Minneapolis, MN 55402
Attention: Property Manager

With a copy to:	Minneapolis 225 Holdings, LLC
c/o ASB Capital Management, LLC
7501 Wisconsin Avenue
Bethesda, MD 20814
Attention: Asset Manager - 225 South Sixth

If to Tenant:	Capella Education Company
225 South Sixth Street
Minneapolis, Minnesota 55402
Attention: General Counsel

If to Administrative
Agent/Lenders:	Wells Fargo Bank, N.A.
Administrative Agent
Real Estate Banking Group
1750 H Street, N.W., Suite 400
Washington, D.C. 20006
Attention: Loan Administration Manager

Exhibit F – Page 5

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Administrative Agent, Landlord, Purchaser and Tenant and their respective successors and assigns.

9. Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

10. Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

11. Definitions. The term “Administrative Agent” as used herein shall include the successors and assigns of Administrative Agent and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Administrative Agent. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Mortgage.

12. Further Acts. Tenant will, at the cost of Tenant, and without expense to Administrative Agent, do, execute, acknowledge and deliver all and every such reasonable further acts and assurances as Administrative Agent shall, from time to time, require, for the better assuring and confirming unto Administrative Agent the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.

13. Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for

Exhibit F – Page 6

the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such material obligation.

[NO FURTHER TEXT ON THIS PAGE]

Exhibit F – Page 7

IN WITNESS WHEREOF, Administrative Agent, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, Administrative Agent

By:

Name:

Title:

DISTRICT OF COLUMBIA                     ) ss:

I, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that                     who is personally well known to me as, or satisfactorily proven to be, the person named as                 of Wells Fargo Bank, National Association in the foregoing Subordination, Non-Disturbance and Attornment Agreement bearing date as of the                day of             , 201    , personally appeared before me in the said jurisdiction, and by virtue of the authority vested in him/her by said Agreement, acknowledged the same to be the act and deed of Wells Fargo Bank, National Association, and delivered the same as such.

GIVEN under my hand and official seal this        day of                    , 201    .

Notary Public

My Commission Expires:

Exhibit F – Page 8

IN WITNESS WHEREOF, Administrative Agent, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:

Name:

Title:

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this            day of                , 2014, by                    , the                of Capella Education Company, a Minnesota c oration, on behalf of said corporation.

Notary Public

Notarial Stamp or Seal

Exhibit F – Page 9

IN WITNESS WHEREOF, Administrative Agent, Tenant and Landlord have duly executed this Agreement to be effective as of the date first above written.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:

Name:

Title:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of             , 2014, by                     , the                 of Minneapolis 225 Holdings, LLC, a Delaware limited liability company, on behalf of said limited liability company.

Notary Public

Notarial Stamp or Seal

Exhibit F – Page 10

EXHIBIT A

TO

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

LEGAL DESCRIPTION OF THE PROPERTY

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10; all in Block 219, Brown and Jackins’ Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

Exhibit F – Page 11

EXHIBIT G

FORM OF AMENDMENT TO SHORT FORM LEASE

FOURTH AMENDMENT TO MEMORANDUM OF LEASE

THIS FOURTH AMENDMENT TO MEMORANDUM OF LEASE (this “Amendment”) dated as of                 , 2016 (the “Effective Date”) is between Minneapolis 225 Holdings, LLC, a Delaware limited liability company (“Landlord”), and Capella Education Company, a Minnesota corporation (“Tenant”).

RECITALS

A. Landlord (or in the case of the Original Lease and the First Amendment [both defined below], Landlord’s predecessor in interest), as landlord, and Tenant, as tenant, entered into that certain Office Lease dated February 23, 2004 (the “Original Lease”), which Original Lease was amended by instruments dated May 16, 2006 (the “First Amendment”), March 17, 2008 (the “Second Amendment”), June 10, 2009 (the “Third Amendment”), June 25, 2010 (the “Fourth Amendment”), August 29, 2011 (the “Fifth Amendment”), and March 24, 2014 (the “Sixth Amendment”; the Original Lease as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, the “Existing Lease”), relating to certain real property (the “Project”) located at 225 South Sixth Street, Minneapolis, Minnesota, and legally described on Exhibit A attached hereto. The Project consists, in part, of an eighteen (18) story building (the “Building”) and a fifty-three (53) story office tower (the “Tower”).

B. The Original Lease is evidenced by that certain Memorandum of Lease dated March 10, 2004 and filed on March 26, 2004 in the Office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 3938420 (the “Original Memorandum”), which was amended by that certain First Amendment to Memorandum of Lease dated March 17, 2008 and filed on April 7, 2008 in the Office of the Registrar of Titles of Hennepin County, Minnesota as Document No. 4485084 (the “First Amendment to Memorandum”), and was further amended by that certain Second Amendment to Memorandum of Lease dated June 25, 2010 (the “Second Amendment to Memorandum”), a copy of which Second Amendment to Memorandum was attached as Exhibit B to the Third Amendment to Memorandum, and was further amended by that certain Third Amendment to Memorandum of Lease dated August 29, 2011 (the “Third

Exhibit G – Page 1

Amendment to Memorandum”). The Original Memorandum as amended by the First Amendment to Memorandum, the Second Amendment to Memorandum and the Third Amendment to Memorandum is referred to herein as the “Memorandum”, and the Memorandum as amended by this amendment is referred to herein as the “Amended Memorandum”.

C. Contemporaneously herewith, Landlord and Tenant are entering into a Seventh Amendment to Lease (the “Seventh Amendment”, together with the Existing Lease, the “Lease”) and wish to modify the terms set forth in the Memorandum to reflect the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the Seventh Amendment and other good and valuable consideration, Landlord and Tenant agree as follows:

1. Term. The term of the Lease has been extended to October 31, 2028. The Lease may be extended for two (2) further consecutive periods of five (5) years, each, as set forth in the Seventh Amendment.

2. Premises. The parties hereto acknowledge and agree that (a) the Premises were previously reduced by eliminating the space previously leased by Tenant on the 11th Floor of the Project, (b) effective after October 31, 2017, the Premises will be further reduced to exclude the space leased by Tenant on the 10th and 15th floors of the Project (such space on the 10th and 15th floors is herein called the “2017 Reduction Space”). The Premises, after such reductions described in this Section 2, is herein called the “2017 Remaining Premises”.

3. Expansion Options. Pursuant and subject to the provisions of Section 10 of the Seventh Amendment, Tenant has a continuous right of offer to lease any space within the Building (i.e., expressly excluding the Tower) which is equal to or in excess of 10,000 square feet of rentable area; and (ii) any space within the Building or Tower that is located on a floor which is then contiguous to a floor of the Premises (which, for purposes of the right of offer, shall mean the 2017 Remaining Premises and any additional space added thereto pursuant to the provisions of the Lease as amended by this Amendment, and shall expressly exclude the 2017 Reduction Space notwithstanding that the Reduction Effective Date shall occur subsequent to the Seventh Amendment Effective Date), in either case upon the expiration of the rights of existing tenants to such space.

4. Incorporation of Lease. The Lease and all terms, conditions, provisions and covenants of the Lease, are incorporated in the Amended Memorandum by reference as those fully set forth therein, and both the Lease and the Amended Memorandum shall be deemed to constitute a single instrument or document. Nothing contained herein shall be construed to amend, modify, change, alter, amplify, interpret or supersede any of the terms and provisions of the Lease, which shall in all things control.

5. Ratification. The Memorandum remains in full force and effect without any further amendments, alterations or modifications thereto except as set forth herein, and Landlord and Tenant expressly ratify and confirm the Lease.

Exhibit G – Page 2

6. Capitalized Terms. All capitalized terms used but not defined in this Amendment have the meanings given to them in the Lease.

7. Counterparts. This Amendment may be executed in any number of counterparts. All of the signatures to this Amendment taken together shall constitute one and the same Amendment, and any of the parties hereto may execute this Amendment by signing any such counterpart.

[Signatures on following pages]

Exhibit G – Page 3

IN WITNESS WHEREOF, Landlord has executed this Amendment to be effective as of the Effective Date.

LANDLORD:

MINNEAPOLIS 225 HOLDINGS, LLC, a Delaware limited liability company

By:

Name:

Title:

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of                 , 2016, by                 , the                 of Minneapolis 225 Holdings, LLC, a Delaware limited liability company, on behalf of the company.

Notary Public

My Commission Expires:

This is a signature page to the Fourth Amendment to Memorandum of Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

Exhibit G – Page 4

IN WITNESS WHEREOF, Tenant has executed this Amendment to be effective as of the Effective Date.

TENANT:

CAPELLA EDUCATION COMPANY, a Minnesota corporation

By:

Name:

Title:

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this             day of                 , 2016, by                 , the                 of Capella Education Company, a Minnesota corporation, on behalf of the corporation.

Notary Public

My Commission Expires:

This is a signature page to the Fourth Amendment to Memorandum of Lease between Minneapolis 225 Holdings, LLC, a Delaware limited liability company, as Landlord, and Capella Education Company, a Minnesota corporation, as Tenant, with respect to certain Premises located in the office project now known as 225 South Sixth in Minneapolis, Minnesota.

This instrument prepared by:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, MN 55402-3901

Exhibit G – Page 5

EXHIBIT A

LEGAL DESCRIPTION

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins’ Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

Exhibit G – Page 6